                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

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     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               CATALYTICA, INC.
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               (Name of Registrant as Specified In Its Charter)


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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2000.

A. INITIAL OPTION INFORMATION PACKET

                       Initial Option Information Packet

Includes the following:

 .  Questions and Answers Regarding Catalytica, Inc. and Catalytica
   Pharmaceuticals, Inc. Stock Options in Connection with the Merger and Spin-off

 .  Key Dates (page 9)

 .  Summary Tax Information (page 10)

 .  Sample Election Form (page 11)

 .  Sample Payment Worksheet (page 12)

 .  Sample Explanatory Exhibit (page 13)

                        QUESTIONS AND ANSWERS REGARDING
      CATALYTICA, INC. AND CATALYTICA PHARMACEUTICALS, INC. STOCK OPTIONS
                  IN CONNECTION WITH THE MERGER AND SPIN-OFF

  The following list of frequently asked questions is being provided to give optionees summary information about the treatment of options in connection with the proposed sale of Catalytica, Inc. ("Catalytica") to Synotex, Inc., a wholly-owned subsidiary of DSM, N.V. (the "Merger") and the spin off of Catalytica Energy Systems, Inc. (the combined businesses of the former Catalytica Combustion Systems and Catalytica Advanced Technologies) (the "Spin-off").

SOME OF THESE PROCEDURES MAY CHANGE PRIOR TO THE CONSUMMATION OF THE
TRANSACTION.

Q1.What are the basic decisions that I will have to make about my stock options?

A.All of your stock options will become vested in connection with the closing of the Merger (except with respect to terminated optionees). You must decide among the following alternatives that are available with respect to all of your stock options. You can elect a different alternative for different portions of your stock options. These alternatives are explained in more detail in the subsequent questions and answers set forth below. You will be receiving shortly additional information about how to make your election.

  To the extent that your stock options are already vested, you can also exercise them in the normal way until approximately five (5) days prior to the closing date for the Merger, in which case you will receive, for the Catalytica common stock that you receive upon exercise and that you hold until the Spin-Off and Merger, the same treatment in connection with the Spin-Off and Merger as other shareholders of Catalytica.

  As used below, the term "Cash Merger Consideration" refers to the cash to be received by shareholders in the Merger. The Cash Merger Consideration is currently estimated to be between $9.36 to $10.54 per share of Catalytica Common Stock. As used below, the term "CESI Shares" means the shares of Catalytica Energy Systems, Inc. common stock to be distributed in the Spin-Off. The number of CESI Shares that will be distributed in the Spin-Off is currently estimated to be between .25 and .34 CESI Shares per share of Catalytica Common Stock.

  Alternative 1. You can choose to receive an amount in cash equal to the excess of the Cash Merger Consideration over the exercise price of your options. Under this alternative, you do not have to exercise your options and you do not receive any CESI Shares. You also will not be obligated to pay any money out of pocket in connection with the cash-out of your stock options. If the Cash Merger Consideration is less than the exercise price of any of your stock options, then those stock options are cancelled without any payment to you. You will be subject to tax withholding and will have to pay income and employment taxes with respect to the cash payable to you, as described below.

  Alternative 2. You can exercise your stock options in order to receive both the Cash Merger Consideration and CESI Shares. Under this alternative, you will be responsible for the exercise price of the stock options. You can choose to pay the exercise price in cash or by check, or you can choose to have Catalytica withhold the exercise price out of the Cash Merger Consideration. If you choose withholding, then you may be required to pay cash to Catalytica out of pocket, if the Cash Merger Consideration is less than the aggregate exercise price of your stock options. This payment will be required to be made prior to the Merger, and an adjustment may be made later on when the actual Cash Merger Consideration is finalized. You may be subject to tax withholding and will have to pay income and employment taxes with respect to the cash and CESI Shares payable to you, as described below. You should also only choose this alternative after consulting with your tax advisor to determine that you might be better off by receiving the CESI Shares. As noted below, there may not be a market for the CESI Shares immediately after the Spin-Off, and the value of the CESI Shares could drop following the Spin-Off.

  Alternative 3. You can exercise your stock options in order to receive only the Cash Merger Consideration. Under this alternative, you will also be responsible for the exercise price of the stock options. You can pay the exercise price in the same ways as under alternative 2, and if you choose to pay through withholding you will be obligated to make up any shortfall out of your own funds, as described under alternative 2. You may be subject to tax withholding and will have to pay income and employment taxes with respect to the cash payable to you, as described below. The principal difference between this alternative and alternative 2 is that you will not be subject to tax with respect to the CESI Shares, because you will not be entitled to receive any CESI Shares. You should only choose this alternative for any of your stock options if you are confident that the exercise price of that stock option will be less than the Cash Merger Consideration, because otherwise you will incur a loss resulting from the exercise. You should also only choose this alternative after consulting with your tax advisor to determine that you might be better off by foregoing your right to the CESI Shares in order to avoid any tax consequences with respect to the CESI Shares. As noted below, there may not be a market for the CESI Shares immediately after the Spin-Off, and the value of the CESI Shares could drop following the Spin-Off.

Q2.What happens to my stock options at the time of the closing of the Merger?

A.As stated above, all of your stock options, whether exercisable for Catalytica, Inc. Common Stock or Catalytica Pharmaceuticals, Inc. Common Stock, will become fully vested on the closing date of the Merger. Please note that if the Merger does not occur, you will only be entitled to vest in your options as provided in your option agreement(s).

Q3.Can I exercise any portion of my options now?

A.Yes. As stated above, the vested portion of your options, if any, may be exercised now (this does not include currently unvested options which will vest on the closing date). For administrative reasons, you will not be able to exercise your vested options and sell the shares after the Election Deadline. The Election Deadline will be the date which is approximately five (5) days prior to the closing date (please see Key Date section below).

  All employees may access E-Trade/OptionsLink to view their existing option grants and vesting history. However, please note that you must activate an account with E-Trade to actually perform a same-day-sale on vested options (Catalytica Options only) prior to the Election Deadline.

Q4.When is the closing date?

A. The closing date has not been determined. We believe that the closing date will occur shortly after the special meeting of the Catalytica stockholders in December.

Q5.When will I receive specific instructions regarding the exercisability of my options?

A.Approximately twenty (20) days prior to the estimated closing date, you shall receive a notice which will describe the treatment of your options in the Merger and the actions, if any, that you must take to participate in the Merger (the "Option Notification").

Q6.What, if anything, am I eligible to receive in the Merger for my stock options?

A.As a holder of stock options, you are eligible to receive the "Cash Merger Consideration" and the CESI Shares in the Spin-off.

  As an optionholder you are only eligible to receive both the Cash Merger Consideration and the CESI Shares if you (i) make an election to exercise your options prior to the Election Deadline, and (ii) elect to exercise your options prior to the Record Date for the Spin-off.

  If you do not elect to exercise your options prior to the Election Deadline or elect to exercise your options after the Record Date for the Spin-off then you are only eligible to receive the Cash Merger Consideration, not the CESI Shares.

 Cash Merger Consideration

  While the final value of the Cash Merger Consideration is likely to change, the Cash Merger Consideration is estimated to be between $9.36 to $10.54 per share of Catalytica Common Stock. Generally, unless you exercise your option with cash or check, the Cash Merger Consideration you will be eligible to receive, if any, will be the difference between the actual Cash Merger Consideration and the exercise price of your option(s). If your exercise price exceeds the Cash Merger Consideration you will not receive a portion of the Cash Merger Consideration.

 CESI Shares

  While the following exchange ratios are likely to change, the distribution is estimated to equal .25 to .34 CESI Shares for each share of Catalytica Common Stock that you will receive pursuant to the exercise of your option(s). You will only be eligible to receive the CESI Shares if you hand in your election form prior to the Election Deadline and elect to exercise your options prior to the Record Date for the Spin-off.

  The actual value of the Cash Merger Consideration and the actual exchange ratio for the CESI Shares, will not be finalized until closing.

Q7.When and how can I exercise my unvested shares that will be fully exercisable upon completion of the Merger?

A.Catalytica, Inc. will provide you with an "Option Notification" letter which will provide you with additional information about your options. This letter will include specific guidelines on the various alternatives available to you regarding the exercise of your options.

Q8.Can you give me a summary of the alternatives provided in the "Option Notification" so I can start doing some preliminary planning?

A.The Option Notification will provide you with information about the Merger and will provide you with the following two election choices:

   X Election to Exercise Prior to the Record Date for the Spin-off--You will have the ability to elect to exercise your unvested and vested options immediately prior to the Record Date for the Spin-off. This will give you the opportunity to receive both the Cash Merger Consideration and the CESI Shares. PLEASE NOTE, you must make this election if you want to be eligible for the CESI Shares. This election will not be made for you. PLEASE NOTE, this payment does not automatically entitle you to receive a portion of the CESI Shares. If the actual Cash Merger Consideration is less than the Estimated Cash Merger Consideration then you will need to pay an additional amount to Catalytica, Inc., plus any applicable tax withholding, in order to receive the CESI Shares.

   X Election to Exercise After the Record Date for the Spin-off--You will have the ability to elect to exercise your unvested and vested options immediately after the Record Date for the Spin-off. This will give you the opportunity to receive only the Cash Merger Consideration and you will not receive the CESI Shares.

Q9.How do I pay the exercise price of my option?

A. You may pay the exercise price of your options through a cash exercise or cashless exercise, as described below.

  Cash Exercise

  You can elect to exercise your options with cash or a check. In the event the Merger is not finalized, your cash or check, as the case may be, will be returned to you and your options will not be exercised. You may choose this method to exercise your options either prior to or after the Record Date for the Spin-off.

   Example: Exercise Price: ............................................  $10.50
            Number of Options: .........................................     100
            Total due to Catalytica PRIOR to Election Deadline: ........  $1,050

  After closing you will be eligible for the following:

  Cash Merger Consideration (may be subject to tax withholding) = 100 shares
  * $9.00 to $10.50 per share (this number will be determined at closing)

  PLUS:

  CESI Shares =.25 to .34 CESI Shares for each Catalytica, Inc share exercised (if you did not elect to exercise your options prior to the Record Date for the Spin-off then you will not receive the CESI Shares).

  In this case = 25 to 34 CESI Shares (may be subject to tax withholding)

  An option exercise form will need to be submitted to Catalytica, Inc. with a check for the amount due prior to the Election Deadline. This form is already available on your Option Grant package and will also be included in the "Option Notification" letter, which will be sent to your attention within the next couple of weeks.

 Cashless Exercise

  You can elect to exercise your options through a "cashless exercise." In the event the Merger is not finalized, the "cashless exercise" will not occur and your options will not be exercised. You may choose this method to exercise your options either prior to or after the Record Date for the Spin-off.

   Example 1: No Exercise Election or Election to Exercise After
              the Record Date for the Spin-off (only eligible for Cash Merger Consideration):

              Exercise Price:...................................   $10.50/share
              Number of Options:................................            100

  If value of the final Cash Merger Consideration is GREATER THAN the exercise price (in this example, above $10.50), the transfer agent will issue Cash Merger Consideration to optionee for the difference between the Cash Merger Consideration (assume $10.54) and the exercise price of $10.50. In other words, optionee will receive from transfer agent approximately $4 ($0.04 * 100 shares). This amount will be taxable to the optionee and may be subject to tax withholding. The optionee will not be eligible for the CESI Shares.

              Election to Exercise Prior to the Record Date for
   Example 2: the Spin-off:

              Estimated Cash
              Merger Consideration:.............................  $10.00/share
              Exercise Price:...................................  $10.50/share
              Number of Options:................................           100

  No amount is immediately due to Catalytica, Inc. unless, as in this case, the Estimated Cash Merger Consideration is less than the optionee's Exercise Price. If the Estimated Cash Merger Consideration is less than the optionee's Exercise Price then the optionee must pay the difference prior to the Election Deadline in order to receive the CESI Shares.

  Estimated Cash Merger Consideration--determined approximately twenty (20) days prior to Closing and subject to change.

    Step 1: Since the value of the Estimated Cash Merger Consideration is less than the optionee's Exercise Price, the optionee must pay the difference, $50 ($0.50 * 100 shares), to Catalytica, Inc. prior to the Election Deadline.

  Actual Cash Merger Consideration--determined on the Closing date.

    Step 2(a): If the value of the actual Cash Merger Consideration is LESS THAN the Estimated Cash Merger Consideration (in this example, below $10.00), the optionee will need to issue another check to Catalytica for the difference between the actual Cash Merger Consideration (assume $9.36) and the Estimated Cash Merger Consideration of $10.00. In other words, the optionee will owe Catalytica, Inc. an additional $64 ($0.64 * 100 shares), plus any applicable tax withholding, in order to receive the CESI Shares. While we are still uncertain about the timing, it may take over two weeks after Catalytica, Inc. receives the additional payment for optionee to receive the distribution of CESI shares. The amount of the CESI Shares will be taxable to the optionee and may be subject to tax withholding.

    Step 2(b): If value of the actual Cash Merger Consideration is GREATER THAN the Estimated Cash Merger Consideration (in this example, above $10.00), the transfer agent will issue the applicable Cash Merger Consideration to optionee for the difference between the actual Cash Merger Consideration (assume $10.54) and the Estimated Cash Merger Consideration of $10.00. In other words, optionee will receive from transfer agent $54 ($0.54 * 100 shares), less any applicable tax withholding, PLUS optionee will receive the distribution of CESI shares. The amount of the excess Cash Merger Consideration and the CESI Shares will be taxable to the optionee and may be subject to tax withholding.

  An option exercise form will need to be submitted to Catalytica, Inc. with the acknowledgement by the optionee that in order to receive the CESI Shares the additional amounts due, if any, have to be paid prior to receiving the CESI Shares. The option exercise form is already available and will also be included in the "Option Notification" letter, which will be sent to your attention within the next couple of weeks.

  As described above, your election to exercise your options will not automatically entitle you to the Cash Merger Consideration or the CESI Shares. The amount of Cash Merger Consideration received, if any, and the amount of the CESI Shares will depend on the Estimated Cash Merger Consideration, your exercise price and the timely payment of any additional amount owed to Catalytica, Inc. We strongly encourage you to seek the advice of a tax and/or a financial advisor prior to making an exercise decision.

Q10. Why would I elect to pay an additional amount to receive the CESI Shares?

A.You may want to pay an additional amount if you believe that the value of the CESI Shares is worth the additional amount paid to Catalytica, Inc. (taking taxes into account). As stated above, if your exercise price is more than the Estimated Cash Merger Consideration then you must (i) pay an additional amount to Catalytica, Inc. prior to the Election Deadline and (ii) you may be required to make another payment to Catalytica, Inc. in order to receive a piece of the CESI Shares.

   Example: Estimated Cash Merger Consideration...................   $9.00/share
            Exercise Price:.......................................  $10.00/share

  In this scenario you would need to pay to Catalytica, Inc. an additional $1.00/share, plus any applicable tax withholding, to receive the CESI Shares. It is estimated that you will receive 25% to 34% of a CESI Share for each share of Catalytica, Inc. Common Stock.

  You will have taxable income upon the receipt of the CESI Shares and you will not be able to sell the CESI Shares immediately after the Merger. There is a substantial risk that the CESI Shares will go down in value after the Merger. We recommend that you consult with your tax advisor before making the decision to receive the CESI Shares.

  . If the Actual Merger Consideration is MORE THAN the Estimated Merger Consideration you will be eligible to receive a refund of the extra money you paid, subject to any applicable tax withholding.

  . If the Actual Merger Consideration is LESS THAN the Estimated Merger Consideration you will need to pay an additional amount in order to receive the CESI Shares, plus any applicable tax withholding.

Q11. Do I have to choose to exercise PRIOR to the Election Deadline?

A.Yes. You must choose to exercise prior to the Election Deadline in order to be eligible for the CESI Shares. However, even if you do not choose to exercise, you will still be eligible to receive the Cash Merger Consideration if the value of the Cash Merger Consideration exceeds your exercise price.

Q12. If I have Catalytica Pharmaceutical stock options ("Pharmaceuticals
     Options"), what is the conversion rate of the number of Catalytica, Inc. Common Stock shares to be received for each share of Catalytica Pharmaceutical Common Stock?

A.The conversion rate is currently estimated to be 2.00 to 2.30 (please note that this number is subject to change). In other words, for each Pharmaceuticals Option you will "receive" 2.00 to 2.30 options to purchase shares of Catalytica Common Stock (the "Catalytica Options"). In addition, the exercise price of each Pharmaceuticals Option will be divided by the conversion rate and the result will approximate the per share exercise price of your as converted Catalytica Options (this will assist you in determining whether the Estimated Cash Merger Consideration exceeds the exercise price of your converted Catalytica Options). You will not actually receive the Catalytica Options in connection with the Merger, instead, the conversion will automatically occur and your eligibility for Cash Merger Consideration and the CESI Shares will be based on your converted Catalytica Options.

  All Catalytica Pharmaceuticals, Inc. option holders will have the same choices as Catalytica, Inc. option holders as described in Questions 6 through 11 above. The conversion of Pharmaceuticals Options to Catalytica Options will occur immediately prior to the Merger and depending on whether you have elected to exercise prior to or after the Record Date for the Spin-off, you may receive shares of CESI in the Spin-off. You will not have the opportunity to sell shares you "receive" pursuant to the exercise of your Pharmaceutical Options prior to the Closing Date.

Q13.What are the tax liabilities associated with a stock option exercise?

A.   Please see the "Tax Information" Section below.

Q14.How can I find out how many stock options I was offered?

A.You should have received a stock option status report at the time your last stock option was granted. You can also review your on-line E*Trade/Optionslink account which sets forth your Catalytica, Inc. options. PLEASE NOTE, your Pharmaceuticals Option grant history cannot be viewed on-line.

  Please contact Myra Rich at x6314 or contact your local Compensation and Benefits department for additional information about your Catalytica Options and/or Pharmaceuticals Options.

Q15.How long do I have to exercise my Catalytica, Inc. options if I terminate my service to Catalytica?

A.Generally, optionees holding Catalytica, Inc. vested options must exercise their options before the earlier of (i) 90 days from date of termination (or the post-termination time period stated in your option agreement) but in no event longer than the term of your option (as stated in your option agreement), or (ii) the Election Deadline.

Q16. What happens to my options if I leave the company before the acquisition is finalized and how will I be notified? How will employees recently terminated in the "90-day window to exercise options" be handled?

A.If you terminate more than 90 days before closing your unexercised and vested options will automatically cancel, unless you exercise them, before the earlier of the (i) 91st day after your termination date (or the post-termination time period stated in your option agreement) but in no event longer than the term of your option (as stated in your option agreement), or
(ii) the Election Deadline. If you terminate within 90 days of the closing date, you will receive an Option Notice providing you with details of your vested options as if you were an active employee.

Q17. How will we communicate personnel changes affecting plan administration
     (name or address changes, terminations) and to whom?

A.Please continue to use the same process to communicate any information changes via Angie Piner for Pharmaceutical employees, Mike Annett for Wyckoff employees and Myra Rich for Catalytica, Inc. employees.

Q18. How quickly can I sell any Catalytica Energy Systems, Inc. shares (the
     "CESI Shares") I receive from the CESI Shares?

A.It is unclear when you will be able to sell you CESI Shares. It may take more than two (2) weeks following the Merger before you are able to sell.

                                   Key Dates
               (the timing of these events is subject to change)

Option
Notification                 Election Deadline*                Spin-off/Closing**
------------   ---------------------------------------------- --------------------
Approximately
 20 Days
 Prior to
 Spin-
 off/Closing   Approximately 5 Days Prior to Spin-off/Closing Sometime in December

--------
* If you want to exercise your options, you must make an election to exercise and turn in your election prior to this date.
** The Record Date for the Spin-off, the Spin-off and the actual closing are expected to occur on the same date.

                            Summary Tax Information

  The following discussion summarizes the principal federal income tax consequences with respect to your options. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to stockholders and optionholders, as described herein.

Q: What happens if I do not exercise my options?

A:If you do not elect to exercise your options, this includes both incentive stock options and non-statutory stock options, you will recognize ordinary income in the amount of Cash Merger Consideration received, if any, with respect to your option. Such income will constitute wages subject to the Company's collection of applicable federal and state income and employment withholding taxes. Any excess between the exercise price and the value of the Cash Merger Consideration will be forwarded to a paying agent who will mail you the remaining Cash Merger Consideration.

Q: What will happen if I elect to exercise my options PRIOR TO the Record Date for the Spin-off?

A:The shares purchased through the exercise of options will be exchanged for the CESI Shares and the Cash Merger Consideration. If you acquire your Catalytica Common Stock through the exercise of incentive stock options then the receipt of the Cash Merger Consideration and the CESI Shares will trigger a disqualifying disposition of those shares if the shares have not been held for more than two years from the grant date of the incentive stock option and more than one year after the exercise date of the incentive stock option for those shares. Upon the disqualifying disposition, you will recognize ordinary income equal to the excess, if any, of (i) the fair market value of the shares of Catalytica, Inc. Common Stock at the time the incentive stock option was exercised over (ii) the aggregate exercise price paid for those shares. Any additional gain or any loss recognized upon the exchange of those shares for Cash Merger Consideration and the CESI Shares will be capital gain or loss, which will be long-term if the shares of Catalytica Common Stock have been held for more than one year from the date of exercise.

  If you acquire your Catalytica, Inc. Common Stock through the exercise of non-statutory stock options then you will recognize ordinary income equal to the excess, if any, of (i) the Cash Merger Consideration and the CESI Shares over (ii) the aggregate exercise price paid for those shares. The ordinary income may be subject to tax withholding by Catalytica, Inc.

Q:What will happen if I elect to exercise my options AFTER the Record Date for the Spin-off?

A:The shares purchased through the exercise of options will be exchanged for the Cash Merger Consideration. If you acquire your Catalytica, Inc. Common Stock through the exercise of incentive stock options then the receipt of the Cash Merger Consideration will trigger a disqualifying disposition of those shares. Upon the disqualifying disposition, you will recognize ordinary income equal to the excess, if any, of (i) the Cash Merger Consideration over (ii) the aggregate exercise price paid for those shares.

  If you acquire your Catalytica, Inc. Common Stock through the exercise of non-statutory stock options then you will recognize ordinary income equal to the excess, if any, of (i) the Cash Merger Consideration over (ii) the aggregate exercise price paid for those shares. The ordinary income will be subject to tax withholding by Catalytica, Inc.

  Important Note: If you have incentive stock options, the acceleration of the options may cause some portion of your incentive stock options to be treated as non-statutory stock options. Under the Code if the aggregate fair market value (determined as of the date of grant) of the shares granted to any employee under an incentive stock option that becomes exercisable for the first time in any calendar year exceeds $100,000, the options in excess of such limitation will be treated as non-statutory stock options. If this $100,000 threshold is exceeded, the determination of which options will continue to qualify as incentive stock options is made based on the date on which the options were granted.

 Sample Election Form--THIS IS ONLY AN EXAMPLE (your actual Election Form may differ)--
        Election to Exercise Prior to the Record Date for the Spin-off

  If you would like to exercise your options prior to the Merger, we must receive, ON or BEFORE [DATE], 2000,:

  .  this election form,

  .  your option exercise notice (attached hereto), and

  .  any required payments

  If we do not receive this election form, your option exercise notice (attached hereto) and any required payments by [DATE], 2000, you will be deemed not to have elected to exercise your options.

  If you would like to exercise your options, please return this election
form, your option exercise notice and any amount due to              . Please
call                with any questions regarding the completion of this form
and all other documents.

  THE ESTIMATED MERGER CONSIDERATION IS $        .

 Please select one of the four choices below:

^X   I elect to exercise my option(s) (under Grant #'s:                    )
     prior to the Record Date for the Spin-off through a cashless exercise. If your per share exercise price is less than the Cash Merger Consideration then please see Worksheet A to determine whether or not you owe an additional payment to receive a portion of the CESI Shares. Please see
     Exhibit     to learn more about this selection option. This will make you eligible to participate in the Cash Merger Consideration and the distribution of CESI Shares.

____ I elect to exercise my option(s) (under Grant #'s:                    )
     prior to the Record Date for the Spin-off and have included $
                  which equals the exercise price of my options. This will make you eligible to participate in the Cash Merger Consideration and the distribution of CESI Shares.

____ I elect to exercise my option(s) (under Grant #'s:                    )
     after the Record Date for the Spin-off through a cashless exercise. This will only make you eligible to participate in the Cash Merger Consideration.

____ I elect to exercise my option(s) (under Grant #'s:                    )
     after the Record Date for the Spin-off and have included the exercise price of my options. This will only make you eligible to participate in the Cash Merger Consideration.

                     Sample Payment Worksheet--Worksheet A

A. Per Share Exercise Price..............................                $ 12.00
B. Estimated Cash Merger Consideration...................                $ 10.00
  C. A--B................................................                 $ 2.00
D. Number of Shares Exercised............................                    100
  E. C x D............................................... $ 200.00 ($2.00 x 100)

  The amount shown in E is the additional amount you must pay to Catalytica, Inc. in order to be eligible to receive a portion of the distribution of CESI Shares.

  PLEASE NOTE, this payment does not automatically entitle you to receive a portion of the CESI Shares. If the actual Cash Merger Consideration is less than the Estimated Cash Merger Consideration then you will need to pay an additional amount to Catalytica, Inc., plus any applicable tax withholding, in order to receive the CESI Shares.

                     Sample Explanatory Exhibit--Exhibit A

  If you elect to exercise your option(s) prior to the Record Date for the Spin-off through a cashless exercise then you are eligible to receive the Cash Merger Consideration and the CESI Shares. The following examples are intended to walk you through a few possible scenarios with respect to your options:

  Example I: If your per share exercise price is greater than or equal to the Estimated Cash Merger Consideration ($10.00/share) then you will probably not receive the Cash Merger Consideration and will need to pay Catalytica, Inc. an additional amount, plus any applicable tax withholding, in order to receive the CESI Shares.

  Step 1 (prior to the Merger, we will determine the Estimated Cash Merger Consideration):

        Estimated Cash
        Merger Consideration: $10.00/share

        Exercise Price:       $11.00/share

        Amount Due:           $1.00/share (you will not receive the Cash Merger
                              Consideration unless the actual Cash Merger
                              Consideration exceeds $10.00/share and you will
                              need to pay $1.00 per share, plus any applicable
                              tax withholding, prior to the Election Deadline
                              in order to receive the CESI Shares)

  Step 2 (after the Merger the Actual Cash Merger Consideration will be determined):

        Actual Cash
        Merger Consideration: $10.50/share

        Estimated Cash
        Merger Consideration: $10.00/share

        Cash Merger
        Consideration and
        the CESI Shares:      $0.50/share plus CESI Shares (you will receive
                              the $.50 difference between the Actual Merger
                              Consideration and the Estimated Cash Merger
                              Consideration, subject to any applicable tax
                              withholding, and you will receive a portion of
                              the CESI Shares, subject to any applicable tax
                              withholding)

  Example II: If your per share exercise price is less than the Estimated Cash Merger Consideration ($10.00/share) then you may receive the Cash Merger Consideration and the CESI Shares.

  Step 1 (prior to the Merger, we will determine the Estimated Cash Merger Consideration):

        Estimated Cash       $10.00/share
        Merger Consideration

        Exercise Price:      $8.00/share

        Amount Due:          N/A (you would not currently owe an additional
                             amount)

  Step 2 (after the Merger the Actual Cash Merger Consideration will be determined):

        Actual Cash
        Merger Consideration: $750/share

        Exercise Price:       $8.00/share

        Cash Merger
        Consideration and
        the CESI Shares:      $0.50/share (you must pay to Catalytica, Inc.
                              $.50, plus any applicable tax withholding in
                              order to receive the CESI Shares; you are not
                              entitled to receive the Cash Merger Consideration
                              because the Actual Cash Merger Consideration is
                              less than your exercise price. You will receive a
                              portion of the CESI Shares, subject to any
                              applicable tax withholding, after the payment in
                              full of the amount owed to Catalytica, Inc.)